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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 29, 2004


                         TECHNOLOGY VISIONS GROUP, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                   000-25548                    84-100269
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)


  910 W. SAN MARCOS BLVD., SUITE 102,                              92078
        SAN MARCOS, CALIFORNIA
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (760) 952-8654


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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THIS FORM 8-K, AS WELL AS OTHER REPORTS FILED BY THE REGISTRANT FROM TIME TO
TIME WITH THE SECURITIES AND EXCHANGE COMMISSION (COLLECTIVELY THE "FILINGS"), CONTAIN FORWARD LOOKING STATEMENTS AND INFORMATION THAT ARE BASED UPON BELIEFS OF, AND INFORMATION CURRENTLY AVAILABLE TO, THE REGISTRANT'S MANAGEMENT AS WELL AS ESTIMATES AND ASSUMPTIONS MADE BY THE REGISTRANT'S MANAGEMENT. WHEN USED IN THE FILINGS THE WORDS "ANTICIPATE", "BELIEVE", "ESTIMATE", "EXPECT", "INTEND", "PLAN" OR THE NEGATIVE OF THESE TERMS AND SIMILAR EXPRESSIONS AS THEY RELATE TO THE REGISTRANT OR THE REGISTRANT'S MANAGEMENT IDENTIFY FORWARD LOOKING STATEMENTS. SUCH STATEMENTS REFLECT THE CURRENT VIEW OF THE REGISTRANT WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS, UNCERTAINTIES, ASSUMPTIONS AND OTHER FACTORS RELATING TO THE REGISTRANT'S INDUSTRY, OPERATIONS AND RESULTS OF OPERATIONS AND ANY BUSINESSES THAT MAY BE ACQUIRED BY THE REGISTRANT. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.


ITEM 7.01 REGULATION FD DISCLOSURE.

         The Registrant hereby incorporates by reference the text and information set forth under Items 3.02 and 8.01 below as if set forth fully under this Item 7.01.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES; AND

ITEM 8.01 OTHER EVENTS.

         On November 22, 2004, Technology Visions Group, Inc. (the "Registrant") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Sutura, Inc., a Delaware corporation ("Sutura"). Pursuant to the terms of the Merger Agreement, Sutura will be merged with and into the Registrant, and the Registrant, as the surviving corporation (the "Surviving Corporation") under Delaware law shall be vested with all of the collective, assets, liabilities, powers and privileges of both the Registrant and Sutura. It is anticipated that the closing and consummation of the Merger Agreement will occur as soon as practicable following the completion of all conditions to the closing, as set out in the Merger Agreement. A copy of the Merger Agreement was attached to Registrant's Current Report dated November 22, 2004 as Exhibit 10.1 thereto.

         The primary business of the Surviving Corporation will be to pursue the pre-merger business of Sutura, a medical device company that has developed a line of innovative, minimally invasive vessel closure devices. The parties intend to continue Registrant's existing business of acquiring and developing technologies utilized in the environmental remediation market as a separate business division of the Surviving Corporation following the closing of the Merger Agreement.

         Pursuant to the terms of the Merger Agreement, upon the closing of the Merger Agreement (i) the current holders of the Registrant's capital stock (including all securities exercisable for, exchangeable for or convertible into shares of Common Stock shall own five percent (5%) of the Common Stock of the Surviving Corporation on a fully diluted basis, and (ii) the shares of capital stock of Sutura (including all securities exercisable for, exchangeable for or convertible into shares of capital stock of Sutura, except for any such securities owned by certain investors of Sutura), shall be automatically converted into and exchanged for the right to receive ninety five percent (95%) of the Common Stock of the Surviving Corporation on a fully diluted basis. In addition, all options, stock appreciation rights, warrants and other rights to purchase capital stock of Sutura shall be converted into options, stock appreciation rights, warrants and other rights to purchase shares of the Common Stock of the Surviving Corporation (the "Rights).

         The Merger Agreement provides that Registrant will effect a reverse split of its Common Stock and that Registrant's authorized capitalization immediately prior to consummation of the merger will consist solely of 500,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, of which approximately 12,000,000 shares of Common Stock will be issued and outstanding, no shares of Preferred Stock will be issued and outstanding, and Registrant shall have no outstanding options, warrants, or other rights to acquire securities of Registrant. As merger consideration, Registrant shall issue to the holders of Sutura capital stock (or otherwise reserve for issuance upon exercise of Rights) approximately 223,000,000 shares of Registrant's Common Stock. There will be no cash consideration paid to the holders of Sutura's capital stock in connection with the Merger Agreement. In the aggregate, on a fully diluted basis, there will be approximately 236,000,000 shares of Common Stock outstanding and reserved for issuance following the merger and approximately 264,000,000 shares available for issuance.


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         The closing and consummation of the Merger Agreement is subject to several conditions, including but not limited to approval of the Merger Agreement by the board of directors and shareholders of the Registrant and Sutura, the effectuation of a reverse split of the Common Stock, the amendment of the Registrant's Certificate of Incorporation to increase the authorized capital stock of the Registrant, obtaining all required third party and governmental consents and approvals, there being no more than five percent (5%) of the Registrant's Common Stock holders exercising dissenters rights under Delaware law, there being no litigation, claims or proceedings which would prohibit the consummation of the Merger Agreement, Registrant having entered into definitive agreements contemplating the purchase by a third party of at least $15.0 million of equity securities in the Surviving Corporation , and such other matters as are set forth in the Merger Agreement.

           On December 20, 2004, the Board of Directors of the Registrant unanimously approved the reverse stock split of the Common Stock on a twelve-for-one basis (the "Reverse Stock Split"), to be effective upon the filing of an Amendment to the Certificate of Incorporation of the Registrant in Delaware ("Certificate of Amendment") and subject to the approval of Registrant's shareholders. In addition, on that same day, the Board of Directors unanimously approved the increase of the authorized capital of the Registrant from 100,000,000 to 500,000,000 shares of Common Stock (the "Increased Capital"), to be effective upon the filing of a Certificate of Amendment of the Registrant in Delaware and subject to the approval of Registrant's shareholders. The Board of Directors fixed December 29, 2004 as the record date for the vote of Registrant's shareholders to approve the Amendment to the Certificate of Incorporation effecting the Reverse Stock Split and the Increased Capital.

         On December 29, 2004, the shareholders of the Registrant holding a majority of the issued and outstanding shares of Common Stock entitled to vote on the proposed Reverse Stock Split and Increased Capital actions, voted for and in favor of the Reverse Stock Split and Increased Capital and the form of Certificate of Amendment. This step completes one of the conditions to closing set out in the Merger Agreement.

         On January 5, 2005, the Registrant filed with the Securities and Exchange Commission a Preliminary Information Statement on Form 14C (the "Information Statement"). Once approved by the Commission, or should the Commission decline to review and comment on the Information Statement, it will be mailed to all of the shareholders of the Registrant who were shareholders of record as of the record date. Twenty days following the mailing, the Registrant may proceed to file the Certificate of Amendment in Delaware to effect the Reverse Split and the Increased Capital. The closing of the Merger Agreement is subject to several other conditions as described above, in addition to the filing of the Certificate of Amendment.

         On December 22, 2004, the Board of Directors of Registrant unanimously approved the conversion of accrued by unpaid salary owing in favor of officers of the Registrant (the "Salary Debt") into shares of Common Stock of the Company. Under the terms of the Merger Agreement, the Registrant must have not more than $50,000 of indebtedness outstanding as of the effective time of the merger. The Registrant determined to convert up to $1,097,023 of Salary Debt in the aggregate, as follows: 7,412,319 shares of Common Stock were issued to Mr. James B. Lahey, Registrant's Chief Executive Officer and Chairman of the Board, and 7,412,319 shares of Common Stock were issued to Mr. James Giansiracusa, Registrant's Chief Operating Officer and Secretary. The conversion rate of the issuance was $0.074 per share, which reflects the average of the trading price of Registrant's Common Stock for the period November 23, 2004 to December 7, 2004. The Registrant issued the maximum number of shares available for issuance as of that date in order to reduce the maximum amount of the Salary Debt that could be converted at that time. The issuances were made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) thereof. In connection with the closing of the merger, an additional 8, 124, 975 shares of Common Stock will be issued to Mr. Giansiracusa, and 16, 826, 956 shares of Common Stock will be issued to Mr. Lahey upon the conversion of an aggregate of $1,846,443 of additional Salary Debt, assuming the merger is closed on or about February 28, 2005, at the same conversion rate and pursuant to the same registration exemption. In addition, options to purchase an aggregate of 600,000 shares of Common Stock held by Mr. Lahey and Mr. Giansiracusa will be exercised on a cashless basis in connection with the closing of the merger at an exercise price of $0.05 per share. All of the shares of Common Stock issued to Mr. Lahey and Mr. Giansiracusa upon conversion of Salary Debt, or the exercise of the warrants, shall be subject to the Reverse Split, and shall be subject to the same dilution as the other shares of Common Stock outstanding as of the closing of the Merger Agreement.


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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired.

                  Not applicable.

         (b) Pro Forma Financial Information

                  Not applicable.

         (c) Exhibits.

                  None.




                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  TECHNOLOGY VISIONS GROUP, INC.
                                  (Registrant)

Date: December 29, 2004
                                  /s/ James B. Lahey
                                  ----------------------------------------------
                                  James B. Lahey
                                  Chief Executive Officer, Chairman of the Board